Exhibit 99.1

CONTACT:	READ IT ON THE WEB
Paul Goldberg	www.dovercorporation.com
Treasurer and Director of Investor Relations
(212) 922-1640	April 25, 2007
DOVER REPORTS RECORD FIRST QUARTER 2007 RESULTS
New York, New York, April 25, 2007 — Dover Corporation (NYSE: DOV) announced that for the first quarter ended March 31, 2007, it had earnings from continuing operations of $138.8 million or $0.67 diluted earnings per share (“EPS”), compared to $131.3 million or $0.64 EPS from continuing operations in the prior-year period, representing increases of 6% and 5%, respectively. Revenue for the first quarter of 2007 was $1,780.2 million, an increase of 18% over the prior-year period.
Commenting on the first quarter results, Dover’s President and Chief Executive Officer, Ronald L. Hoffman, stated: “We are pleased to report that Dover delivered its best ever first quarter results with earnings of $0.67 per share, up 5% over the prior year. Revenue for the quarter was a record $1.8 billion, up 18% from the prior year with bookings setting an all time high of $1.9 billion, up 14% over last year.
“As expected, the quarter got off to a slow start and built sequentially into our best first quarter on record” said Hoffman. “All six segments posted revenue gains and four segments, Diversified, Electronics, Industries and Resources all showed double-digit earnings improvement. Diversified, Electronics and Industries recorded strong gains in operating leverage. These positive gains were partially offset by the expected slowdown in the Automation & Measurement group, ERP implementation costs coupled with new product development issues in the Product ID businesses and short term margin weakness in the Food Equipment group. Incoming order rates reflect continued strength in the Process Equipment, Mobile Equipment, Food Equipment, Packaging Equipment and Oil and Gas Equipment markets.
“As anticipated in our 2006 year-end call, acquisitions had a negative impact ($0.03 cents EPS) based on normal purchase accounting charges related to the Markem acquisition and softness in the construction markets impacting Paladin. We are very pleased with the initial progress being made at both Markem and Paladin to identify cost reduction and synergy opportunities to optimize their operations and we expect to show significant improvements during the year. As a whole, we are very satisfied that our industrial companies are performing well in this environment and they continue to benefit from our “PerformanceCOUNTS” initiatives.
“Looking forward to the second quarter and the remainder of the year, we expect our industrial businesses to show increased strength, particularly the Product Identification, Mobile Equipment and Oil and Gas Equipment groups. Our A & M group is also expected to improve sequentially, but will still reflect the impact of reduced demand compared to the prior year. In line with our normal seasonal trends and assuming the global economy remains healthy, we expect the second quarter to be significantly improved over this year’s first quarter and up over the second quarter of last year. We also anticipate full-year revenue and earnings will once again be record-setting, underscoring the strength and global engagement of our market-leading companies. In closing, I sincerely thank the dedicated employees of Dover, who continue to work tirelessly on our shareholders behalf by consistently delivering world-class performance.”
Organic revenue growth for the quarter was 3.8%, while growth from acquisitions and foreign currency were 12.0% and 2.1% respectively. Net earnings for the first quarter of 2007 were $128.9 million or $0.63 EPS, including a loss from discontinued operations of $9.9 million or $0.05 EPS, compared to net earnings of $203.8 million or $0.99 EPS for the same period of 2006, which included earnings from discontinued operations of $72.5 million or $0.35 EPS.
Dover will host a Webcast of its first quarter 2007 conference call at 8:00 AM Eastern Time on Wednesday, April 25, 2007. The Webcast can be accessed at the Dover Corporation website at www.dovercorporation.com. The conference call will also be made available for replay on the website and additional information on Dover’s first quarter 2007 results and its operating companies can also be found on the Company website and in the Company’s Form 10-Q filed after this release.
Dover Corporation makes information available to the public, orally and in writing, which may use words like “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans” and “should,” which are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements concerning future events and the performance of Dover Corporation that involve inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, failure to achieve expected synergies, the impact of continued events in the Middle East on the worldwide economy, economic conditions, increases in the cost of raw materials, changes in customer demand, increased competition in the markets served by Dover Corporation’s operating companies, the impact of natural disasters, such as hurricanes, and their effect on global energy markets and other risks. Dover Corporation refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover Corporation undertakes no obligation to update any forward-looking statement.
TABLES FOLLOW

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited) (in thousands, except per share figures)

	Three Months Ended March 31,
	2007	2006
Revenue	$1,780,187	$1,510,213
Cost of goods and services	1,144,276	962,304

Gross profit	635,911	547,909
Selling and administrative expenses	420,431	335,492

Operating earnings	215,480	212,417

Interest expense, net	21,840	21,485
Other expense (income), net	(284)	2,830

Total interest/other expense, net	21,556	24,315

Earnings before provision for income taxes and discontinued operations	193,924	188,102
Provision for income taxes	55,080	56,812

Earnings from continuing operations	138,844	131,290

Earnings (loss) from discontinued operations, net of tax	(9,913)	72,538

Net earnings	$128,931	$203,828

Basic earnings per common share:
Earnings from continuing operations	$0.68	$0.65
Earnings (loss) from discontinued operations	(0.05)	0.36
Net earnings	0.63	1.00

Weighted average shares outstanding	204,457	203,316

Diluted earnings per common share:
Earnings from continuing operations	$0.67	$0.64
Earnings (loss) from discontinued operations	(0.05)	0.35
Net earnings	0.63	0.99

Weighted average shares outstanding	206,182	204,960

Dividends paid per common share	$0.19	$0.17

The following table is a reconciliation of the share amounts used in computing earnings per share:

	Three Months Ended March 31,
	2007	2006
Weighted average shares outstanding — Basic	204,457	203,316
Dilutive effect of assumed exercise of employee stock options and stock settled appreciation rights	1,725	1,644

Weighted average shares outstanding — Diluted	206,182	204,960

Anti-dilutive shares excluded from diluted EPS computation	3,400	6,193

DOVER CORPORATION
MARKET SEGMENT INFORMATION
(unaudited) (in thousands)

	2006					2007

	Q1	Q2	Q3	Q4	YTD	Q1

REVENUE
Diversified	$193,676	$202,358	$191,755	$190,336	$778,125	$215,004
Electronics	199,496	222,751	225,469	232,969	880,685	222,418
Industries	218,743	226,072	233,744	242,311	920,870	230,460
Resources	425,162	435,341	463,853	517,135	1,841,491	551,980
Systems	181,285	234,124	217,543	201,902	834,854	205,584
Technologies	294,942	343,367	330,768	344,469	1,313,546	358,538
Intramarket eliminations	(3,091)	(3,672)	(3,453)	(3,356)	(13,572)	(3,797)

Total consolidated revenue	$1,510,213	$1,660,341	$1,659,679	$1,725,766	$6,555,999	$1,780,187

NET EARNINGS
Segment Earnings:
Diversified	$22,584	$23,384	$24,308	$19,779	$90,055	$26,969
Electronics	20,754	29,862	31,618	37,191	119,425	23,838
Industries	27,328	30,208	31,389	35,057	123,982	30,837
Resources	82,797	80,919	76,641	75,971	316,328	93,812
Systems	26,972	38,341	24,920	23,880	114,113	26,576
Technologies	47,712	60,684	52,257	46,075	206,728	29,924

Total segments	228,147	263,398	241,133	237,953	970,631	231,956
Corporate expense/other	(18,559)	(18,692)	(16,353)	(17,174)	(70,778)	(16,192)
Net interest expense	(21,486)	(19,247)	(17,183)	(19,068)	(76,984)	(21,840)

Earnings from continuing operations before provision for income taxes	188,102	225,459	207,597	201,711	822,869	193,924
Provision for income taxes	56,812	66,699	50,454	45,576	219,541	55,080

Earnings from continuing operations	131,290	158,760	157,143	156,135	603,328	138,844
Earnings (loss) from discontinued operations, net	72,538	(86,850)	10,382	(37,615)	(41,545)	(9,913)

Net earnings	$203,828	$71,910	$167,525	$118,520	$561,783	$128,931

SEGMENT OPERATING MARGIN
Diversified	11.7%	11.6%	12.7%	10.4%	11.6%	12.5%
Electronics	10.4%	13.4%	14.0%	16.0%	13.6%	10.7%
Industries	12.5%	13.4%	13.4%	14.5%	13.5%	13.4%
Resources	19.5%	18.6%	16.5%	14.7%	17.2%	17.0%
Systems	14.9%	16.4%	11.5%	11.8%	13.7%	12.9%
Technologies	16.2%	17.7%	15.8%	13.4%	15.7%	8.3%

QUARTERLY EPS
(unaudited) (in thousands)

	2006				2007
	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.	1 Qtr.

Basic earnings (loss) per common share:
Continuing operations	$0.65	$0.78	$0.77	$0.76	$0.68
Discontinued operations	0.36	(0.43)	0.05	(0.18)	(0.05)
Net earnings	1.00	0.35	0.82	0.58	0.63

Diluted earnings (loss) per common share:
Continuing operations	$0.64	$0.77	$0.77	$0.76	$0.67
Discontinued operations	0.35	(0.42)	0.05	(0.18)	(0.05)
Net earnings	0.99	0.35	0.82	0.58	0.63
DOVER CORPORATION
MARKET SEGMENT INFORMATION
(continued)
(unaudited) (in thousands)

	2006					2007
					Q4
	Q1	Q2	Q3	Q4	YTD	Q1
BOOKINGS
Diversified	$208,245	$210,061	$199,207	$213,243	$830,756	$219,406
Electronics	223,559	219,784	231,527	213,374	888,244	218,954
Industries	219,424	232,185	251,017	236,523	939,149	296,526
Resources	454,669	441,761	471,625	505,186	1,873,241	577,533
Systems	231,036	229,633	210,132	171,112	841,913	235,079
Technologies	339,124	325,101	307,885	325,609	1,297,719	361,759

BOOK-TO-BILL
Diversified	1.08	1.04	1.04	1.12	1.07	1.02
Electronics	1.12	0.99	1.03	0.92	1.01	0.98
Industries	1.00	1.03	1.07	0.98	1.02	1.29
Resources	1.07	1.01	1.02	0.98	1.02	1.05
Systems	1.27	0.98	0.97	0.85	1.01	1.14
Technologies	1.15	0.95	0.93	0.95	0.99	1.01

BACKLOG
Diversified	$317,750	$323,567	$334,638	$358,385	—	$358,118
Electronics	165,253	163,182	169,151	150,143	—	184,260
Industries	234,174	251,301	282,234	288,835	—	360,037
Resources	196,379	203,757	249,040	237,987	—	262,845
Systems	223,843	218,360	211,939	181,530	—	210,850
Technologies	147,984	141,526	123,416	125,929	—	130,062